SEVENTEENTH AMENDMENT TO MASTER REPURCHASE AGREEMENT
Dated as of December 10, 2021
Between:
LOANDEPOT.COM, LLC, as Seller
and
JPMORGAN CHASE BANK, N.A., as Buyer
The Parties have agreed to amend (for the Seventeenth time) the Master Repurchase Agreement dated June 3, 2016 between them (the “Original MRA”, as amended by the First Amendment to Master Repurchase Agreement dated October 19, 2016, the 12/16 Rewarehousing Letter Agreement, the Second Amendment to Master Repurchase Agreement dated February 28, 2017, the Third Amendment to Master Repurchase Agreement dated June 2, 2017, the Fourth Amendment to Master Repurchase Agreement dated August 31, 2017, the Fifth Amendment to Master Repurchase Agreement dated October 30, 2017, the Sixth Amendment to Master Repurchase Agreement dated November 10, 2017, the Seventh Amendment to Master Repurchase Agreement dated August 30, 2018, the Eighth Amendment to Master Repurchase Agreement dated October 15, 2018, the Ninth Amendment to Master Repurchase Agreement dated November 30, 2018, the Tenth Amendment to Master Repurchase Agreement dated April 30, 2019, the Eleventh Amendment to Master Repurchase Agreement dated August 9, 2019, the Twelfth Amendment to Master Repurchase Agreement dated October 14, 2019, the Omnibus Letter Agreement dated April 30, 2020, Thirteenth Amendment to Master Repurchase Agreement dated October 12, 2020, the Fourteenth Amendment to Master Repurchase Agreement dated November 12, 2020, the Fifteenth Amendment to Master Repurchase Agreement dated June 30, 2021 and the Sixteenth Amendment to Master Repurchase Agreement dated October 11, 2021, the “Amended MRA”, and as amended hereby and as further supplemented, amended or restated from time to time, the “MRA”), to extend the latest Termination Date.
All capitalized terms used in the Amended MRA and used, but not defined differently, in this amendment have the same meanings here as there. The sole numbered Section of this Amendment is numbered to correspond to the numbering of the Section of the Amended MRA amended hereby.
2.    Definitions; Interpretation
A.    The following defined terms in Section 2(a) of the Amended MRA are hereby amended to respectively read as follows:
    “Affiliate” means with respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing. For the avoidance of doubt, none of the Permitted Holders, MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Day One Mortgage, LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, CUSA Affordable Housing, LLC, Commercial Agency USA, LLC, or any joint venture formed by Seller after the date hereof shall be considered an Affiliate for purposes of this Agreement.
    “Jumbo Loan” means a Mortgage Loan that conforms to (i) all of the Agency Guidelines’ requirements for a Conventional Conforming Loan except that its original principal amount exceeds the maximum allowed by Agency Guidelines and (ii) the maximum CLTV and minimum FICO Score criteria specified on Schedule II.
    “Change in Control” means the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the Securities and Exchange Commission thereunder), but excluding any employee benefit plan of such person or its Subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), if after giving effect to such acquisition, any Person or any such group other than the Permitted Holders or their Affiliates becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of fifty-one percent (51%) or more of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis.
    “CL”, when used as a noun, means JPM Chase, operating through its unincorporated division commonly known as its Correspondent Lending Group. When CL is used as an adjective modifying a type of Mortgage Loan, it means that such Mortgage Loan meets CL’s underwriting guidelines and is covered by a Takeout Commitment issued by CL or JPM AC.
    “Exchange Act” is defined in the definition of “Change in Control”.
    “Termination Date” means the earliest of (i) the Business Day, if any, that Seller designates as the Termination Date by written notice given to the Buyer at least thirty (30) days before such date, (ii) the Business Day, if any, that Buyer designates as the Termination Date by written notice given to the Seller at least sixty (60) days before such date, (iii) the date of declaration of the Termination Date pursuant to Section 12(b)(i) and (iii) October 10, 2022.
B.    The following definitions are hereby added to Section 2(a) of the Amended MRA, in alphabetical order:
2

“Hsieh Investors” means each of the JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC and Trilogy Management Investors Eight, LLC and each of their respective affiliates.
“Parthenon Investors” means each of Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P. each of their respective affiliates.
“Permitted Holders” means any of the Hsieh Investors and the Parthenon Investors.
EXHIBIT B
    The list of ineligible Loan Types set forth in clause (qqq) of Exhibit B is amended to read as follows:
High-CLTV Loans, Low FICO Government Loans, Low FICO FHA/VA Loans, Manufactured Housing Loans, State Bond Loans, and Government High CLTV Loans
(The remainder of this page is intentionally blank; counterpart signature pages follow)

As amended hereby, the Amended MRA remains in full force and effect, and the Parties hereby ratify and confirm it.

JPMORGAN CHASE BANK, N.A.

By: /s/ Laura Carter
Laura Carter
Authorized Officer

LOANDEPOT.COM, LLC

By: /s/ Patrick Flanagan
Patrick Flanagan
Chief Financial Officer

Counterpart signature page to Seventeenth Amendment to Master Repurchase Agreement